UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007 (September 8, 2007)

COMMUNICATE.COM, INC.

(Exact name of Registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-29929 (Commission File Number)	88-0346310 (IRS Employer Identification Number)

#600-1100 Melville Street

Vancouver, British Columbia V6E 4A6

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 697-0136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01

Entry into a Material Definitive Agreement.

Employment Agreement between Communicate.com Inc. and Mr. Jonathan Ehrlich

Pursuant to the terms and conditions of an employment agreement, dated September 8, 2007, between Communicate.com Inc. (the “Company”) and Jonathan Ehrlich (the “Employment Agreement”), Mr. Ehrlich has been appointed as the Chief Operating Officer and President, effective as of October 1, 2007. The Employment Agreement provides for a term of five years subject to certain early termination rights on the part of the Company and Mr. Ehrlich.  The Employment Agreement provides that Mr. Ehrlich will receive an annual base salary of $275,000, subject to annual review by the CEO and the board of directors (the “Board”) as well as a bonus of up to 50% of base salary as determined by the Board in its discretion.  The Employment Agreement also entitles Mr. Ehrlich to participate in the health and dental and other fringe benefits or policies available to personnel with commensurate duties.

Pursuant to the Employment Agreement, the Company has issued and granted stock options to Mr. Ehrlich to purchase 1,500,000 shares of common stock of the Company (the “Shares”) which option will be subject to vesting over the term of the Employment Agreement as follows: (i) 500,000 Shares on the first anniversary of the Employment Agreement and (ii) thereafter 125,000 Shares vest after each successive three-month period.  The option grant is set out in further details under a separate Incentive Stock Option Agreement dated September 8, 2007. The Incentive Stock Option was granted under Communicate.com Inc. 2007 Stock Incentive Plan (as adopted by the Board August 21, 2007).

The Company may terminate Mr. Ehrlich’s employment in its sole discretion without notice and without Just Cause (“Terminated Without Cause” or “Termination Without Cause”) as such term is defined in the Employment Agreement, effective immediately upon the date as of when Mr. Ehrlich is advised of such termination.  In the event Mr. Ehrlich’s employment is Terminated Without Cause, Mr. Ehrlich is entitled to a severance allowance equivalent to his then current annual base salary and any annualized entitlement to bonus remuneration.

If Mr. Ehrlich ceases to be an Eligible Participant (as such term is defined in the Incentive Stock Option Agreement) for any reason, then, except as for death or disability, the right to exercise the option shall terminate three months after such cessation, provided that the option shall be exercisable only to the extent that Mr. Ehrlich was entitled to exercise the option on the date of such cessation.  Notwithstanding the foregoing, if Mr. Ehrlich violates the provisions of the Employment Agreement, or is terminated for Just Cause, violates any confidentiality and nondisclosure agreement or other agreement between himself and the Company, then the right to exercise the option shall terminate immediately upon written notice to Mr. Ehrlich from the Company describing such violation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached to this Current Report as Exhibit 10.1.

The foregoing description of the Incentive Stock Option Agreement is qualified in its entirety by reference to the Incentive Stock Option Agreement which is attached to this Current Report as Exhibit 10.2.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2007, the Board, by written consent, appointed Mr. Jonathan Ehrlich as the Chief Operating Officer and President of Communicate.com, Inc, effective October 1, 2007 and approved the Employment Agreement and Incentive Stock Option Agreement. Mr. Ehrlich is 38 years old.  From November 2003 to Sept 2007, Mr. Ehrlich was EVP, Online, at Indigo Books & Music, Canada's largest book retailer. Prior to joining Indigo, Mr. Ehrlich was an Entrepreneur-in-Residence at Mosaic Venture Partners and before that he was a Co-Founder and Vice President of Marketing for MobShop Inc, a pioneer in procurement software. MobShop was funded by GE Capital, Visa International, Mayfield Fund and Marc Andreessen. Mr. Ehrlich's previous business experience also includes several years at CYBERplex interactive media and MacLaren:McCann advertising.

Mr. Ehrlich holds an MBA from the Richard Ivey School of Business and a BA in Political Science from the University of Western Ontario. Mr. Ehrlich has acted as a guest lecturer/featured presenter at Harvard Business School, Haas School of Business, and the University of Michigan Business School.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Ehrlich had or is to have a direct or indirect material interest.

In connection with his appointment as an officer, Mr. Ehrlich and the Company entered into the Employment Agreement and the Incentive Stock Option Agreement which are described above under Item 1.01 of this Current Report, and such description is hereby incorporated by reference into this Item 5.02, as if set forth in its entirety herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit

10.1

Employment Agreement dated September 8, 2007, between Communicate.com Inc. and Jonathan Ehrlich

10.2

Incentive Stock Option Agreement Granted Under the 2007 Stock Incentive Plan dated September 8, 2007 between Communicate.com Inc. and Jonathan Ehrlich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM, INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: September 12, 2007